UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 of this current report is incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

Appointment of Chief Medical Officer

Effective May 31, 2018, Aradigm Corporation (the “Company”) appointed Dr. Juergen Froehlich as an executive officer in the position of Chief Medical Officer of the Company, pursuant to an employment agreement, dated May 31, 2018, between the Company and Dr. Froehlich (the “Employment Agreement”).

Employment Agreement with Dr. Froehlich

Cash Compensation

Under the Employment Agreement, Dr. Froehlich will receive an annual base salary of $439,000. The Employment Agreement provides that, although the Board of Directors of the Company (the “Board”) will consider an increase to Dr. Froehlich’s annual base salary after he has been employed for at least one year, it is not required to increase Dr. Froehlich’s base salary.

In addition, in accordance with the Employment Agreement, Dr. Froehlich is eligible to earn an annual performance bonus. Under the Employment Agreement, Dr. Froehlich’s target bonus is 40% of his base salary (approximately $175,600, based on Dr. Froehlich’s initial base salary). The Employment Agreement provides that the Board will determine whether Dr. Froehlich has earned a bonus and the amount of any such bonus based on the overall performance of the Company and Froehlich’s personal contributions. Dr. Froehlich must be a regular employee and in good standing on the bonus calculation date to earn and be eligible to receive a bonus.

Under the Employment Agreement, the terms of Dr. Froehlich’s compensation (including base salary and bonus eligibility) are subject to review and change at the discretion of the Board (or any authorized committee thereof).

Equity-Based Incentive Compensation

Under the Employment Agreement, subject to Board approval, Dr. Froehlich will be eligible to earn a one-time stock bonus consisting of 150,000 shares of the Company’s common stock (“Shares”) and/or a one-time stock bonus consisting of 100,000 Shares, in each case, under the Aradigm Corporation 2015 Equity Incentive Plan, based on the achievement (if any) of the following performance objectives:

•	150,000 Shares if the Company submits, and the Food and Drug Administration (“FDA”) accepts, a New Drug Application (“NDA”) for a limited population pathway for non-cystic fibrosis bronchiectasis patients within the 12-month period following future agreement by the FDA to accept the Company’s NDA submission; and

•	100,000 Shares if the European Medicines Agency issues a positive opinion for approval of the Aradigm Marketing Authorisation Application submission for Linhaliq™ (Apulmiq™) on or before May 1, 2019.

Employee Benefits and Travel Expenses

Dr. Froehlich is eligible to participate in the Company’s standard employee benefits plans in accordance with the terms and conditions of the plans and the Company’s applicable policies which may be in effect from time to time as provided by the Company to its executive employees. Dr. Froehlich will be eligible to participate in any additional or new benefits, programs, practices and plans customarily offered to Company employees when deemed available.

In accordance with the Employment Agreement, Dr. Froehlich will be eligible for expense reimbursement for airfare for domestic travel to and from Dr. Froehlich’s home (currently, Newton, Massachusetts) to the Company once per month. The Employment Agreement also provides that the Company will pay for reasonable travel expenses and for accommodation when Dr. Froehlich is traveling for the Company on business and for reasonable accommodation when Dr. Froehlich is working at the Company’s executive offices.

Additional Employment Matters

Pursuant to the terms of the Employment Agreement, Dr. Froehlich is required to comply with the Company’s Proprietary Information and Inventions Agreement, which Dr. Froehlich entered into effective as of May 31, 2018. In addition, the Company entered into its standard form of indemnity agreement for executive officers with Dr. Froehlich, effective as of May 31, 2018.

In addition, the Employment Agreement provides that during Dr. Froehlich’s employment by the Company, except on behalf of the Company, Dr. Froehlich will not directly or indirectly serve as an officer, director, stockholder, employee, partner, proprietor, investor, joint venture, associate, representative or consultant of any other person, corporation, firm, partnership or other entity whatsoever known by Dr. Froehlich to compete with the Company (or is planning or preparing to compete with the Company), anywhere in the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided that Dr. Froehlich may purchase or otherwise acquire up to 1% of any class of securities of any enterprise (but without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange.

Under the Employment Agreement, Dr. Froehlich’s employment relationship with the Company is at-will. Subject to the Company’s obligations under the Change of Control Agreement (as defined below), both Dr. Froehlich and the Company may terminate the employment relationship at any time, with or without cause, and with or without advance notice.

Change of Control Agreement

In connection with his entry into the Employment Agreement, Dr. Froehlich also entered into a Change of Control Agreement with the Company, dated May 31, 2018 (the “Change of Control Agreement”).

The Change of Control Agreement provides that Dr. Froehlich is entitled to receive the benefits specified below (less applicable withholding taxes, and as may be further reduced as provided in the agreement) if, during the 18-month period following a Change in Control (as defined in the agreement) of the Company, Dr. Froehlich either (1) is terminated by the Company without Cause (as defined in the agreement) or (2) experiences a Constructive Termination (as defined in the agreement), which includes resignation by Dr. Froehlich due to the occurrence, without consent, of a material reduction in title or duties, a material reduction in salary or benefits or a relocation of Dr. Froehlich’s primary business office of more than 50 miles:

•	a lump sum payment equal to 12 months of Dr. Froehlich’s base salary as of the date of the Change of Control or the date of termination (whichever is greater);

•	a lump sum payment equal to 35% of Dr. Froehlich’s base salary as of the date of the Change of Control or the date of termination (whichever is greater);

•	continuation of Dr. Froehlich’s health insurance benefits for 12 months after the date of termination (if Dr. Froehlich timely elects continued group health insurance coverage under the federal COBRA law or similar state laws);

•	reimbursement in an amount up to $10,000 for expenses actually incurred by Dr. Froehlich within six months of the termination date for career transition assistance (outplacement services); and

•	acceleration of vesting of any stock options or restricted stock awards that remain unvested as of the date of termination.

The Change of Control Agreement also provides that, as a condition to receiving any change of control severance benefits thereunder, Dr. Froehlich is required to execute a general release and waiver in favor of the Company.

The above descriptions of the Employment Agreement and the Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Change of Control Agreement, which are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description

10.1	Employment Agreement between Aradigm Corporation and Juergen Froehlich, dated May 31, 2018.

10.2	Change of Control Agreement between Aradigm Corporation and Juergen Froehlich, dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: June 6, 2018	By:	/s/ John Siebert
Name: John Siebert
Title: Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer